                                                                    EXHIBIT 99.1



MICROLITE S.A.
CONSOLIDATED FINANCIAL STATEMENTS AT
DECEMBER 31, 2003
AND REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM


To the Board of Directors and
Shareholders of Microlite S.A.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of cash flows and of changes in shareholder's deficit present fairly, in all material respects, the financial position of Microlite S.A. and its subsidiary at December 31, 2003, and the results of their operations and their cash flows for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Auditores Independentes
Sao Paulo, Brazil
July 8, 2004

MICROLITE S.A.

CONSOLIDATED BALANCE SHEET AT DECEMBER 31, 2003
EXPRESSED IN THOUSANDS OF REAIS
-------------------------------------------------------------------------------


ASSETS

Current assets
  Cash and cash equivalents                                               1,239
  Trade accounts receivable, net                                          6,995
  Recoverable taxes                                                       2,224
  Inventories, net                                                       28,031
  Prepaid expenses                                                          478
  Other                                                                   1,730
                                                                       --------
                                                                         40,697
                                                                       --------

Property, plant and equipment, net                                       37,430

Other assets
  Restricted deposits for legal
    proceedings                                                             643
  Restricted deposits for legal
    proceedings distributed to
    Micropar Ltda.                                                        5,408
  Other                                                                     186
                                                                       --------
                                                                          6,237
                                                                       --------
Total assets                                                             84,364
                                                                       ========


LIABILITIES AND NET CAPITAL DEFICIENCY

 Current liabilities
   Accounts payable (including R$ 376 with related parties)              15,504
   Short-term debt                                                       32,969
   Taxes payable, other than income taxes                                   570
   Payroll and related charges                                            3,049
   Accrued pension cost liability                                           586
   Tax liabilities and contingencies distributed to Micropar Ltda.          259
   Customer accruals                                                      4,427
   Other                                                                  4,545
                                                                       --------
                                                                         61,909
                                                                       --------
 Long-term liabilities
   Taxes payable, other than income taxes                                 1,416
   Provision for contingencies                                            6,140

   Accrued liability for legal proceedings                               66,040

   Accrued pension cost liability                                         3,646
   Environment remediation liabilities                                    4,777
   Tax liabilities and contingencies distributed to Micropar Ltda.       13,326
                                                                       --------

                                                                         95,345
    Restricted deposits distributed to Micropar Ltda.                     5,408
                                                                       --------

 Commitments and contingencies (Note 14)

 Net capital deficiency
    Share capital (732,508 thousand common and 1,367,408
       thousand preferred shares authorized, issued and
       outstanding with no par value)                                    32,919
    Unappropriated accumulated losses                                  (111,217)
                                                                       --------

 Total net capital deficiency                                           (78,298)
                                                                       --------
 Total liabilities and net capital deficiency                            84,364
                                                                       ========


The accompanying notes are an integral part of these consolidated financial statements.

MICROLITE S.A.

CONSOLIDATED STATEMENT OF OPERATIONS
EXPRESSED IN THOUSANDS OF REAIS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF SHARES
-------------------------------------------------------------------------------

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        2003
                                                                    ------------
NET SALES                                                               167,106

Cost of sales (including purchases of R$ 684 from related parties)     (118,531)
                                                                     ----------

GROSS PROFIT                                                             48,575

Selling, general and administrative expenses                            (56,227)
Other operating income (expenses), net                                   (6,890)
                                                                     ----------

OPERATING LOSS                                                          (14,542)
                                                                     ----------

Non-operating income (expenses)
   Financial income                                                       1,481
   Financial expenses                                                   (30,297)
   Foreign exchange gain (loss), net                                      2,248
                                                                     ----------

LOSS BEFORE TAXES ON INCOME                                             (41,110)
                                                                     ----------

Taxes on income - benefit (expense)                                          --
                                                                     ----------

NET LOSS AND COMPREHENSIVE LOSS                                         (41,110)
                                                                     ==========

BASIC AND DILUTED LOSS PER THOUSAND SHARES (R$)
   Preferred shares                                                      (19.58)
   Common shares                                                         (19.58)

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND
   DILUTED (IN THOUSANDS OF SHARES)
     Preferred shares                                                 1,367,408
     Common shares                                                      732,508

The accompanying notes are an integral part of these consolidated financial statements.

MICROLITE S.A.

CONSOLIDATED STATEMENT OF CASH FLOWS
EXPRESSED IN THOUSANDS OF REAIS
--------------------------------------------------------------------------------



                                                                              YEAR ENDED
                                                                             DECEMBER 31,
                                                                                 2003
                                                                             ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                     (41,110)
   Adjustments to reconcile net loss to cash used in operating activities:
     Depreciation of property, plant and equipment                                6,734
     Gain on disposal of property, plant and equipment                               (6)
     Monetary and foreign currency exchange variations accruals, net             13,985
     Provision for contingencies                                                 21,394
   Decrease (increase) in assets
     Trade accounts receivable                                                    5,524
     Inventories                                                                 (1,292)
     Other                                                                        3,082
   Increase (decrease) in liabilities
     Accounts payable                                                            (3,052)
     Payroll and related charges                                                   (252)
     Accrued liability for legal proceedings, net of restricted
       deposits                                                                    (379)
     Customer accruals                                                             (991)
     Other                                                                         (481)
                                                                                -------

NET CASH USED IN OPERATING ACTIVITIES                                             3,156
                                                                                -------

CASH FLOWS FROM INVESTING ACTIVITIES
   Additions to property, plant and equipment                                    (1,897)
   Proceeds from disposal of property, plant and equipment                           15
                                                                                -------

NET CASH USED IN INVESTING ACTIVITIES                                            (1,882)
                                                                                -------

CASH FLOWS FROM FINANCING ACTIVITIES
   Short-term debt issuances and repayments, net                                 (1,059)
   Dividends and interest attributed to shareholders' equity paid                  (100)
                                                                                -------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                        (1,159)
                                                                                -------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                           115
                                                                                -------

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                      1,124
                                                                                -------

CASH AND CASH EQUIVALENTS, END OF YEAR                                            1,239
                                                                                -------

SUPPLEMENTAL CASH FLOW INFORMATION
   Cash paid during the year for interest                                        (6,927)

NON-CASH TRANSACTIONS
   Financed equipment purchases under capital lease                                  24

The accompanying notes are an integral part of these consolidated financial statements.

MICROLITE S.A.

CONSOLIDATED STATEMENT OF CHANGES IN NET CAPITAL DEFICIENCY EXPRESSED IN THOUSANDS OF REAIS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF SHARES
--------------------------------------------------------------------------------



                                                                                                    THOUSANDS
                                                                                                    OF SHARES          2003
                                                                                PREFERRED             COMMON             R$
                                                                                ----------          ----------      ----------
Share capital
  Beginning and end of year                                                      1,367,408            732,508           32,919
                                                                                ==========            =======       ----------

Appropriated retained earnings
  Beginning of year                                                                                                      3,585

  Transferred to unappropriated accumulated losses                                                                      (3,585)
                                                                                                                    ----------

End of year                                                                                                                 --
                                                                                                                    ----------

Unappropriated accumulated losses
  Beginning of year                                                                                                    (73,592)
  Net loss for the year                                                                                                (41,110)
  Transferred from appropriated retained earnings                                                                        3,585
  Cash dividends and interest attributed to shareholders'
    equity (R$ 0.048 per thousand common and preferred
    shares)                                                                                                               (100)
                                                                                                                    ----------

End of year                                                                                                           (111,217)
                                                                                                                    ----------

Total net capital deficiency                                                                                           (89,168)
                                                                                                                    ==========

The accompanying notes are an integral part of these consolidated financial statements.

MICROLITE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
--------------------------------------------------------------------------------

1        OPERATIONS


         Microlite S.A. (the "Company") manufactures, imports and markets zinc-carbon batteries, alkaline batteries and flashlights. The Company was created in 1951 and entered into a joint venture with Rayovac International Corp. of Panama in 1954. The Company is the owner of the "Rayovac" and "Maxpower" brands in Brazil and in certain countries outside Brazil and operates two factories located in Jaboatao dos Guararapes and Ipojuca in the state of Pernambuco. The administrative headquarters are located in Guarulhos in the state of Sao Paulo in a facility leased from Micropar Ltda., a related party, as further described below.

         During 2002 the following corporate restructuring was carried out:

         -        The wholly-owned subsidiary Ipojuca Eletrometalurgica S.A.
                  legally spun-off (through a cisao under Brazilian law) the building where the Ipojuca plant operates. Ipojuca Empreendimentos e Participacoes S.A.is also a wholly-owned subsidiary of the Company.

         - Following the spin-off, Ipojuca Eletrometalurgica S.A. was merged into the Company.

         -        The shareholders of the Company incorporated Micropar Ltda.
                  ("Micropar"), a limited liability company, and on June 27, 2002 the shareholders of the Company and quotaholders of Micropar (which were the same at that time) approved a cisao (under Brazilian law) of certain assets and liabilities of Microlite to Micropar which was recorded as a distribution to Micropar on June 27, 2002. The assets transferred consisted of real estate held for sale located in Guarulhos (the "Guarulhos property") where the administrative headquarters of the Company are located but not used for production since 1999, restricted deposits for legal proceedings and compulsory loans made to Eletrobras, the government-owned utility company. Liabilities transferred consisted of contingent tax liabilities for which the tax authorities had issued assessments against the Company, taxes payable refinanced under the REFIS program (a program to refinance unpaid taxes established by the Brazilian federal government), and ICMS (Imposto sobre Circulacao de Mercadorias e Servicos, a state value-added type tax) payable in the long-term as result of state tax incentives (as further described in Note 10).

         Micropar has issued a guarantee to the Company by which in the event of non-payment by the Company it commits to pay to the appropriate creditors the contingent tax liabilities, the amounts due under the REFIS program and ICMS payable.

MICROLITE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
--------------------------------------------------------------------------------

         Although the assets and liabilities described above have been subject to the "cisao" and are considered to have been distributed to Micropar, certain assets and liabilities continue to be recorded in the financial statements of the Company as described below:

            (a) The Company has entered into a lease agreement with Micropar at no charge and for an indefinite period for the Guarulhos property. Approximately 2,000 square meters of the total 25,000 square meters of the Guarulhos property serve as the administrative headquarters of the Company and the remaining area is not being utilized. Under the terms of the lease the Company is responsible for all maintenance expenses of the property. Considering the Company's continuous involvement with the Guarulhos property through the lease agreement the cost of the property continues to be recorded as an asset in the financial statements of the Company. Upon termination of the lease agreement and, consequently, of the continuous involvement of the Company, the distribution of the Guarulhos property is expected to be recorded as a reduction in equity. See also Note 15.

            (b) The tax liabilities and tax contingencies which were part of the spin-off continued to be in the books of the Company since the Company is the primary obligor and the criteria for de-recognition of liabilities under SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" have not been met. As such, the Company continues to record the tax liabilities and contingencies on its balance sheet under "Tax liabilities and contingencies distributed to Micropar Ltda." and discloses the tax contingencies in Note 13. In spite of the distribution, the amounts due under the REFIS after the cisao continued to be paid by Microlite and were recorded as a reduction in the liability.

            (c) Restricted deposits for legal proceedings are related to tax litigation in which the Company is the plaintiff and the Brazilian Internal Revenue Service is the defendant. Ownership of the restricted deposits continues to be in the name of the Company and as such the deposits continue to be recorded in the financial statements of the Company. Upon the "cisao" the Company recorded the distribution of the restricted deposits as a reduction in equity and an increase in "mezzanine" equity under "Restricted deposits distributed to Micropar Ltda". No provision has been recorded for the tax litigation related to the restricted deposits since the Company considers that probability of loss in such litigation is remote. The amount recorded under "mezzanine" equity represents the responsibility to transfer to Micropar the cash, currently restricted, once released upon finalization of the tax litigation if the Company is successful.

MICROLITE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
--------------------------------------------------------------------------------

         The Company has presented operating and net losses during the last years. As of December 31, 2003 current liabilities exceeded current assets by approximately R$ 21,212 and the net capital deficiency was R$ 89,168. The ability of the Company to continue as a going concern as of December 31, 2003 was dependent on continued financing from financial institutions or financial resources provided by its shareholders. On February 21, 2004 the shareholders entered into a "Share Purchase Agreement" to sell the outstanding shares of the Company to Rayovac Corporation. The sale was consummated on May 28, 2004 when the shares were transferred to Rayovac Battery Participacoes Ltda, a subsidiary of Rayovac Corporation. On June 14 and June 22, 2004, Rayovac Corporation made capital contributions to the Company of R$ 18,578 and R$ 6,201, respectively (equivalent to US$ 6 million and US$ 2 million translated at the exchange rate on the dates of contribution). In addition, Rayovac Corporation committed to provide financial support for Microlite, if required, to meet its financial obligations until at least through June 23, 2005 through loans, capital contributions, guarantees of loans from financial institutions or other means deemed appropriate.

2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)      BASIS OF PRESENTATION AND CONSOLIDATION

         The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"), which differ in certain significant respects from accounting principles adopted in Brazil for statutory and tax purposes.

         The consolidated financial statements consolidate the financial position and results of operations of the Company and its wholly-owned subsidiary Ipojuca Empreendimentos e Participacoes S.A.

         All significant intercompany accounts and transactions have been eliminated.

(b)      CONSTANT CURRENCY RESTATEMENT

         The accompanying financial statements have been monetary corrected using the methodology for preparation of monetary corrected financial statements established by Accounting Principles Board Statement ("APS") 3 - "Financial Statements Restated for General Price-Level Changes" applicable for financial statements presented under US GAAP in the currency of hyperinflationary economies.

MICROLITE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
--------------------------------------------------------------------------------

         Until December 31, 1997, Brazil was deemed to be a hyperinflationary economy and, accordingly, for purposes of the accompanying consolidated financial statements, all balances and transactions prior to that date were remeasured at December 31, 1997 price-levels. The index selected for this re-measurement up to December 31, 1995 was the UFIR, which the Company considers the most appropriate index since it is the same index established by the tax authorities for preparation of financial statements under the method for monetary correction under Brazilian Corporate law as well as the index selected by the Brazilian securities regulator ("CVM") for the preparation by public companies of financial statements monetary corrected. As of January 1, 1996, following the elimination of the requirement under Brazilian corporate law to present monetary corrected financial statements, no index has been established for this purpose. From June 1, 1996 to December 31, 1997 the Company utilized the General Price Index-Market (IGP-M), an independent general price level index calculated by the Fundacao Getulio Vargas.

         As of January 1, 1998, the date on which Brazil was no longer deemed to be a hyperinflationary economy, balances and transactions are expressed in nominal reais, as required by US GAAP and the Securities and Exchange Commission ("SEC") guidelines.

(c)      CASH AND CASH EQUIVALENTS

         Cash and cash equivalents represent cash on hand and cash deposited in bank accounts.

(d)      TRADE ACCOUNTS RECEIVABLE

         Trade accounts receivable are stated at estimated realizable values net of an allowance for doubtful accounts determined by management to be sufficient to meet probable losses related to un-collectible accounts.

(e)      CONCENTRATION OF CREDIT RISK

         Financial instruments which potentially subject the Company to concentrations of credit risk include cash and cash equivalents; trade accounts receivable and restricted deposits for legal proceedings. The Company places its cash and cash equivalents in a reduced number of financial institutions, which subjects the Company to credit risk. With respect to trade accounts receivable, the Company limits its credit risk by selling to a reasonably dispersed customer base and by performing ongoing credit evaluations. In 2003 no individual customer represented more than 10% of gross sales for the year. Restricted deposits for legal proceedings are amounts deposited by the Company in a bank owned by the Brazilian federal government and therefore the Company is subject to the credit risk of such government-owned bank.

MICROLITE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
--------------------------------------------------------------------------------

(f)      INVENTORIES

         Inventories are stated at the lower of the average of cost of purchase or production and replacement or realizable values. Allowances for slow moving or obsolete inventories are recorded when considered appropriate.

(g)      PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment are stated at cost monetarily corrected through December 31, 1997. Expenditures for maintenance and repairs which do not materially extend the useful lives of the related assets are expensed as incurred.

         Depreciation is calculated on the straight-line method using the annual rates mentioned in Note 8, which take into account the useful lives of the assets.

(h)      RECOVERABILITY OF LONG-LIVED ASSETS

         Management reviews long-lived assets, primarily buildings and related improvements and machinery, equipment and related fixtures to be held and used in the business, for the purpose of determining when events or changes in circumstances indicate that the carrying value of an asset or group of assets may not be recoverable.

         Impairment is assessed in accordance with SFAS no. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to identify circumstances that might require assessment of the recoverability of the long-lived assets and to measure any potential impairment charges. No impairment charge has been recorded during the year ended December 31, 2003.

(i)      ENVIRONMENTAL AND SITE RECLAMATION AND RESTORATION COSTS

         Expenditures relating to ongoing environmental and restoration programs are expensed as incurred.

         Environmental remediation liabilities are recorded when it is probable that under Brazilian law, the Company is legally responsible for remediation and the amount of such liabilities can be reasonably estimated.

(j)      COMPENSATED ABSENCES

         The liability for future compensation for employee vacations earned is fully accrued as benefits are earned.

MICROLITE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
--------------------------------------------------------------------------------

(k)      PENSION PLANS

         The Company sponsors a defined benefit pension plan for a reduced group of retirees and accounts for the plan in accordance with SFAS No. 87, "Employers' Accounting for Pensions." SFAS 87 requires the use of an actuarial method for determining defined benefit pension costs and provides for the deferral of actuarial gains and losses that result from changes in assumptions or actual experience differing from that assumed.

(l)      REVENUE RECOGNITION

         The Company recognizes revenue from product sales when delivery is accepted by the customer, provided that persuasive evidence of an arrangement exists; the price to the buyer is fixed or determinable and collectibility is deemed reasonably assured.

         The Company has certain agreements with its major customers, mainly retailers, to accept product returns and the Company also accepts product returns at its discretion from other customers, although it is not obligated to do so. Under the terms of the agreements where clients have the right of return, payment of the products sold is not contingent on resale of the product, and the Company is not responsible for directly bringing about resale by the customer of the products or for subsequent destruction or damage of the product once delivery has been accepted by the customer. Revenue is recognized when the conditions mentioned in the paragraph above have been met.

         Contemporaneously with recognition of revenue, the Company recognizes a provision for returns by reducing gross sales and cost of sales for estimated returns, based on the Company's past experience.

         The Company enters into various promotional arrangements, primarily with retail customers, including arrangements entitling such retailers to cash rebates or free goods from the Company based on the level of their purchases, discounts on sales for cooperative advertising and payments for the allocation of specific slots within a specific store. The Company also grants free goods for certain events such as the opening of a new store. Those programs require the Company to estimate and accrue the estimated costs of the promotional programs which are recorded under "Customer accruals" in the consolidated balance sheet. These costs, other than the cost of providing free goods which is presented under cost of sales, are treated as a reduction of gross sales.

MICROLITE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
--------------------------------------------------------------------------------

         For all types of promotional arrangements and programs, the Company monitors its commitments and uses its controls over the commitments and past experience to determine amounts to be recorded for the estimate of the earned, but unpaid, promotional costs. The estimated amount of earned but unpaid costs, including undelivered free goods, is presented in the appropriate line of the balance sheet. The terms of the Company's customer-related promotional arrangements and programs are individualized to each customer and are generally documented through written contracts, correspondence or other communications with the individual customers.

(m)      SHIPPING AND HANDLING COSTS

         The Company incurred shipping and handling costs of R$ 8,103, which are included in selling, general and administrative expenses. Shipping and handling costs include costs incurred with third-party carriers to transport products to customers and salaries and overhead costs related to warehousing.

(n)      ADVERTISING COSTS

         The Company incurred expenses for advertising of R$ 7,753, which are included in selling, general and administrative expenses.

(o)      INCOME TAXES

         Income taxes in Brazil comprise Federal income tax and social contribution. There is no state or local income taxes in Brazil.

         For the purposes of these financial statements, the Company has applied SFAS No. 109, "Accounting for Income Taxes". US GAAP adjustments as well as differences between the Brazilian tax statutory accounting records have been recognized as temporary differences for the purpose of recording deferred income taxes. Net operating loss carry-forwards are recognized as deferred tax assets. A valuation allowance was recorded against net deferred tax assets pursuant to the requirements of SFAS No. 109 since realization of such deferred tax asset is subject to future taxable income.

MICROLITE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------



(p)      EARNINGS PER SHARE

         Pursuant to SFAS No. 128, "Earnings per share", the Company has presented its earnings per share for each class of share. In calculating earnings per share the Company has adopted the two-class method which is based on dividends declared and participating rights. Net income is first reduced by dividends declared and the balance allocated to common and preferred shares to the extent that they share in earnings. Preferred shares are treated as participating securities.

         As each class of share has the same rights to net income and to net losses as per the by-laws of the Company, earnings per share are the same for both common and preferred shares.

(q)      USE OF ESTIMATES

         The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include, but are not limited to, the amount of allowance for doubtful accounts, the need for impairment charges on long-lived assets, the amount of promotional costs earned but not paid to our customers, the amount of expected product returns, the probability and estimated amount of contingent losses and the amount of environmental liabilities.

(r)      SEGMENT INFORMATION

         The Company manages its operations according to the following three reporting segments: zinc-carbon batteries, alkaline batteries and flashlights.

(s)      COMPREHENSIVE LOSS

         The Company has adopted SFAS No. 130, "Reporting Comprehensive Income". Net loss for the year is not different from comprehensive loss as determined by SFAS No. 130.

MICROLITE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------



(t)      ACCOUNTING FOR DERIVATIVES

         The Company maintains a risk management strategy to reduce significant unplanned fluctuations caused by foreign exchange rate volatility resulting from its foreign currency denominated debt and on certain foreign currency denominated assets. Market-value gains and losses on these contracts are recognized in income.

         The Company adopted SFAS No. 133, "Accounting for Derivative Financial Instruments and Hedging Activities," as amended, which requires that all derivative instruments be recorded on the balance sheet at fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether the derivative is designated as part of a hedge transaction and, if so, depending on the type of hedge transaction. The Company had no transactions which have been classified as hedge transactions during the year presented.

(u)      RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation no. 46 (FIN 46), "Consolidation of Variable Interest Entities" which was subsequently modified by FIN 46R issued in December 2003. FIN 46R requires non public companies, like the Company, to apply FIN 46R to variable interest entities created before February 1, 2003 no later than the end of the first annual reporting period beginning after June 15, 2003. Therefore, the Company must apply FIN 46R as of December 31, 2004 for variable interest entities created before February 1, 2003, such as Micropar. The Company is currently assessing the effects that FIN 46R may have upon its effective date on December 31, 2004 with respect to its relationships with Micropar.

MICROLITE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------



3        TAXES ON INCOME

(a)      ANALYSIS OF TAX BALANCES

         The major components of the deferred tax accounts in the balance sheet are as follows:

                                                                                   DECEMBER 31,
                                                                                      2003
                                                                                   -----------
         Current deferred tax assets

           Deferred taxes on allowance for doubtful accounts                             311
           Deferred taxes on allowance for slow moving and obsolete inventories          416
           Deferred taxes on customer accruals                                         1,506
                                                                                     -------

           Total current deferred tax assets                                           2,233
           Valuation allowance                                                        (2,233)
                                                                                     -------

                                                                                          --
                                                                                     =======


         Non-current deferred tax assets, net

           Net operating loss carry forwards                                          22,199
           Deferred taxes on provision for pension plan                                1,439
           Deferred taxes on provision for contingencies                              24,541
           Deferred taxes on environmental remediation liabilities                     1,624
           Deferred taxes on tax liabilities and contingencies distributed to
             Micropar Ltda                                                             4,619
           Deferred taxes on property, plant and equipment                             4,371
           Other deferred tax assets                                                   2,024
           Other deferred tax liabilities                                                (70)
                                                                                     -------

           Total non-current deferred tax assets, net                                 60,747
           Valuation allowance                                                       (60,747)
                                                                                     -------
                                                                                          --
                                                                                     =======

MICROLITE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------


         Net operating loss carry forwards of the Company as of December 31, 2003 are presented below:

                                                                     2003
                                                                    ------

         Tax losses for income tax purposes                         61,265
         Tax losses for social contribution on income purposes      76,475


         Federal income tax and social contribution regulations currently state that tax losses may offset no more than 30% of taxable income in any given year.

(b)      INCOME TAX RECONCILIATION

         The amount reported as income tax expense (benefit) in these financial statements is reconciled to the statutory composite rates as follows:

                                                                      2003
                                                                     -------
         Loss before taxes on income                                 (41,110)
                                                                     -------

         Statutory composite rate
             Income tax - %                                            25.00
             Social contribution - %                                    9.00
         Tax benefit at statutory composite rate                     (13,977)

         Adjustments to derive effective rate:
             Increase in valuation allowance for deferred taxes       13,977
                                                                     -------

         Tax benefit (expense) as reported in the
             financial statements                                         --
                                                                     =======

MICROLITE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------


(c)      TAX BENEFITS

         Until December 31, 2003, the Company was the beneficiary of a tax abatement of 37.5% of normal federal income tax due on income from the sales of its own manufactured products. This tax abatement will reduce gradually, as follows:


                                                                         PERCENTAGE OF
                                                                           INCOME TAX
         PERIOD                                                             REDUCTION
         ----------------------------------------------                  -------------
         January 1, 2004 to December 31, 2008                                25.0
         January 1, 2009 to December 31, 2013                                12.5

         Under Brazilian tax law certain conditions must be fulfilled by the Company in order to continue to have the right to the benefit.

4        CASH AND CASH EQUIVALENTS

                                                                         2003
                                                                        -------
         Cash                                                                19
         Current accounts and demand deposits at banks                    1,220
                                                                        -------
                                                                          1,239
                                                                        =======


5        TRADE ACCOUNTS RECEIVABLE

                                                                         2003
                                                                        -------

         Domestic                                                         4,802
         Foreign                                                          3,107
         Allowance for doubtful accounts                                   (914)
                                                                        -------

                                                                          6,995
                                                                        =======

MICROLITE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------


6        RECOVERABLE TAXES

                                                                                2003
                                                                               -------
         Sales tax credits, primarily value added tax                            2,093
         Withholding tax on financial income and other                             131
                                                                               -------

                                                                                 2,224
                                                                               =======


7        INVENTORIES

                                                                                2003
                                                                               -------
         Finished products                                                      13,255
         Unfinished products                                                     3,246
         Raw material and auxiliary supplies                                     8,017
         Spare parts                                                             3,249
         Imports in transit                                                      1,487
         Allowance for slow moving and obsolete inventories                     (1,223)
                                                                               -------
                                                                                28,031
                                                                               =======


8  PROPERTY, PLANT AND EQUIPMENT

                                                                   2003
                                                      ---------------------------------------
                                                                                                     ANNUAL AVERAGE
                                                                     ACCUMULATED                      DEPRECIATION
                                                        COST        DEPRECIATION          NET            RATE - %
                                                      -------       ------------        ------       --------------

         Land                                           2,023                             2,023
         Buildings and improvements                    13,735            7,086            6,649          3 to 14
         Machinery, equipment and industrial
             fixtures                                  71,668           46,148           25,520               10
         Facilities                                     6,033            4,239            1,794               10
         Molds                                          1,302            1,218               84               10
         Furniture                                      4,550            3,787              763               10
         Vehicles                                          95               73               22               20
         Computers and peripherals                      1,727            1,540              187               20
         Construction in progress                         388                               388
                                                      -------          -------          -------
                                                      101,521           64,091           37,430
                                                      =======          =======          =======

MICROLITE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------


         Property, plant and equipment include a net amount of $ 4,883 corresponding to the Guarulhos property described in Note 1. The lease of the property is free of charge but the Company has committed to bear all the maintenance expenses of the property during the lease period. The lease may be cancelled either by Microlite or by Micropar at any moment without penalty to any party.


9        SHORT-TERM DEBT

                                                                                       DECEMBER 31,
                    PURPOSE                              FINANCIAL CHARGES                 2003
         --------------------------------------       ----------------------           ------------
         Domestic currency
           Bank loan                                  Interest from 26.60%
                                                         to 28.38% p.a.                    5,186
           Vendor program                             Interest of 1.55% p.a.               9,827

         Foreign currency
           Advance of foreign exchange contract       Interest from 6.10%
             US$ 2,282 thousand                           to 12% p.a.                      6,594
           Import financing                           Interest from 6.37%
              US$ 3,933 thousand                         to 9.75% p.a.                    11,362
                                                                                        --------
                                                                                          32,969
                                                                                        ========

         Domestic currency financing matures on March 8, 2004 and foreign currency financing matures between February 4 and October 18, 2004 and is guaranteed by sureties provided by the fully-owned subsidiary Ipojuca Empreendimentos e Participacoes S.A.

         The Company offers to certain of its customers the ability to finance their purchases under a "vendor program" whereby, the customer enters into a loan agreement with certain banks for a period varying between 14 and 120 days. The Company's customer is the primary obligor of the loan and the Company provides the bank with a guarantee to repay the loan if the customer does not pay at maturity. The interest charged by the bank during the financing period is either assumed by the customer or by the Company based on the agreement reached with each customer. The Company recognizes sales revenue under vendor agreements following the same criteria described in Note 2(l) and only after acceptance of delivery of goods by the customer. Upon receiving payment from the bank, the Company recognizes a reduction in accounts receivable. In instances where the Company has invoiced for products sold, and has received payment from the bank but the conditions for recognizing revenue have not yet been met the Company recognizes a liability under "Short-term debt".

MICROLITE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------



         See Note 14(c) for a description of the accounting for the guarantees issued to the banks under the vendor program.

10       VALUE-ADDED TAX ON SALES AND SERVICES (ICMS)

         The Company is the beneficiary of certain state tax incentives to promote economic development in the state of Pernambuco. The Development of Pernambuco (PRODEPE) comprises a presumed credit of 75% of the ICMS that would be payable on the sales of alkaline batteries; as result of the incentive, the Company pays only 25% of the ICMS tax that would have been payable absent the incentive. The incentive is applicable through 2011. The Company did not generate a tax basis for utilizing this incentive during the year ended December 31, 2003.

         According to Decree 25.925/2003, the Company obtained an additional incentive comprising a presumed credit of 47.5% of the ICMS that would be payable on the sales of zinc-carbon batteries which amounted to R$ 414 during the year ended December 3 1, 2003 and is reflected as a reduction of taxes on revenue in the consolidated statement of operations. This incentive has no maturity term and may, at any time, be reduced, suspended or cancelled, depending on the industrial, commercial or service policy adopted at that time by the State.

         The Company has also recorded the amount of R$ 1,416 under "Taxes payable, other than income taxes" under long-term liabilities, relating to ICMS incentives that were in place in prior years, as follows:

         . Industrial Development Fund of Suape (FDS): Refers to the deferred payment of 50% of the ICMS payable for periods through February 28, 1999, arising from the former subsidiary Ipojuca Eletrometalurgica S.A. Under the terms of the incentive, the tax can be paid to the State after 10 years, considering the monthly maturity of taxes, and the tax liability bears no interest or monetary correction. As of December 31, 2003 the outstanding balance of ICMS payable on a deferred basis is R$ 1,193, which matures after 2005.

         . PRODEPE II: Refers to a benefit related to the sale of alkaline batteries and is equivalent to the deferral, for the period of 180 months, of 5% of the total ICMS payable, limited to the amount of freight. As of December 31, 2003, the outstanding balance of ICMS payable amounts to R$ 223.

MICROLITE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------



11       NET CAPITAL DEFICIENCY

(a)      SHARE CAPITAL AND SHARE RIGHTS

         Total authorized, issued and outstanding share capital of the Company is 1,367,408 Preferred Shares and 732,508 Common Shares.

         Each holder of Common Shares is entitled to one vote for each share held on all matters that come before a shareholders' meeting. Preferred Shares are not redeemable, nor convertible into Common Shares, and have no voting rights, but are assured priority for return of capital in the event of liquidation.

(b)      COMPOSITION OF CAPITAL

                                                                                   THOUSANDS OF SHARES
                                                                      -----------------------------------------------
                                                     PERCENTAGE OF
                                                        TOTAL          COMMON            PREFERRED           TOTAL
                                                     -------------    ---------         -----------        ----------
         Interelectrica Administracao e
             Participacoes Ltda. Varta Group               7.14          59,984             90,000            149,984
         Varta Aktiengeselischaft                         53.33         306,270            813,552          1,119,822
         Tabriza Brasil Empreendimentos
             e Participacoes Ltda                         18.20         366,254             16,031            382,285
         Samuel Barata and Estrela Barata                 21.33                            447,825            447,825
                                                      ---------       ---------          ---------          ---------
                                                         100.00         732,508          1,367,408          2,099,916
                                                      =========       =========          =========          =========

(c)      UN-APPROPRIATED ACCUMULATED LOSSES

         Brazilian Corporate Law and the Company's by-laws require that certain appropriations be made from retained earnings to reserve accounts on an annual basis. The purpose and basis of appropriation to such reserves is described below:

         . Legal reserve - The legal reserve results from appropriations from retained earnings of 5% of annual net income as stated in the statutory accounting records prepared in accordance with accounting practices adopted in Brazil. Such appropriations are required until the balance reaches 20% of the balance of share capital, based on the statutory accounting records. At December 31, 2003 such total capital was R$ 32,919 and no legal reserve exists.

MICROLITE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------


         Brazilian law permits the payment of dividends and interest attributed to shareholders' equity only in reais and from retained earnings as stated in the accounting records prepared in accordance with accounting practices adopted in Brazil. At December 31, 2003, accumulated losses as per such records amounted to R$ 54,551.

(d)      EARNINGS PER SHARE

         SFAS No. 128, "Earnings per Share," addresses computation, presentation and disclosure requirements for earnings per share.

         Since common and preferred shareholders equally share in losses, the basic loss per share is computed by dividing net loss for the period attributable to common and preferred shares by the weighted-average number of shares of each class outstanding during the period.

         No instruments are outstanding which may have a dilutive or antidilutive effect.

         The computation of basic and diluted loss per share is as follows:

                                                                  COMMON             PREFERRED               TOTAL
                                                                ----------           ----------           ----------
         BASIC AND DILUTED NUMERATOR
           Undistributed losses attributable to common
             and preferred shareholders                            (14,340)             (26,770)             (41,110)


         BASIC AND DILUTED DENOMINATOR
           Weighted-average outstanding shares
             (thousand)                                            732,508            1,367,408
                                                                ----------           ----------

         Loss per thousand shares (in R$) - Basic and
           diluted                                                  (19.58)              (19.58)
                                                                ==========           ==========

12       PENSION PLAN

         The Company sponsors one retirement plan covering eleven retirees. The plan is un-funded and the measurement date for the plan is December 31 of each year

         Information with respect to the Company's pension plan, in the form required by SFAS no. 132, "Employers' Disclosure about Pensions and Other Postretirement Benefits," is as follows.

MICROLITE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------


                                                           DECEMBER 31,
                                                              2003
                                                           ------------
         CHANGE IN BENEFIT OBLIGATION

         Net benefit obligation at beginning of year           4,263
            Service cost
            Interest cost                                        453
            Actuarial loss                                       410
            Gross benefits paid                                 (484)
                                                              ------

         Net benefit obligation at end of year                 4,642
                                                              ------

         Unrecognized net actuarial loss                        (410)
                                                              ------

         Accrued pension cost liability                        4,232
                                                              ------

         Total short term                                       (586)
                                                              ------

         Total long term                                       3,646
                                                              ======

         Net pension cost, included in cost of sales and selling, general and administrative expenses, is comprised of the following components:

                                                             YEAR ENDED
                                                            DECEMBER 31,
                                                                2003
                                                           ------------
         Interest cost on projected benefit obligation           453

         Participants contributions
                                                              ------

         Total periodic pension cost                             453
                                                              ======

         ASSUMPTIONS USED WERE:
         Assumed annual discount rate - %                      11.30
         Rates of increase in compensation levels
             (average per year)                                   --
         Real benefit increase (per year) - %                      5

MICROLITE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------


         The expected employer contributions for 2004 are R$ 586.


13       TAX LIABILITIES AND CONTINGENCIES DISTRIBUTED TO MICROPAR LTDA.

                                                            DECEMBER 31,
                                                                2003
                                                            -----------

             Tax incentives payable - FDS (i)                  5,456
             REFIS (ii)                                        2,445
             Tax contingencies (iii)                           5,684
                                                              ------

                                                              13,585

         Total short term                                       (259)
                                                              ------

         Total long term                                      13,326
                                                              ======

         As described in Note 1 certain liabilities were legally distributed to Micropar but do not meet the requirements for de-recognition of such liabilities from the consolidated balance sheet of the Company. Such liabilities correspond to:

         (i) FDS tax benefits described in Note 10 obtained by through 1999 whereby 50% of the ICMS (a value added tax) payable each month is payable over 10 years without interest or monetary correction

         (ii) In July 2003 the Company entered into the REFIS program to refinance certain federal taxes over 120 months. As of December 31, 2003, installments maturing in the short-term amount to R$259

         (iii) Tax contingencies are related to a tax process filed against the Company by tax authorities of the State of Sao Paulo to revert credits taken by the Company monetarily corrected related to added value taxes during the years of 1994 and 1996.

         As further described in Note 1 the Company has also legally distributed to Micropar certain tax contingencies for all of which a loss is considered reasonably possible. The Company is the primary obligor with respect to the contingent liabilities, if finally payable. These contingent liabilities amount to R$ 175.

MICROLITE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------


         As part of the sale of the shares of the Company to Rayovac Corporation consummated on May 28,2004, the selling shareholders have committed, subject to certain limitations (including a cap on all items except for tax liabilities spun off to Micropar), to cause Micropar to pay all its liabilities (including the liabilities and contingencies distributed and described above).


14       COMMITMENTS AND CONTINGENCIES

(a)      CONTINGENCIES

         The Company is party to claims with respect to certain taxes, contributions and labor issues. In addition the Company has, based on legal counsel advice, applied certain credits against taxes payable, although contrary to the text of enacted tax law, based on grounds of unconstitutionality of the law. Considering that the amounts are still due under the law, however, the Company has recorded a provision for the compensated amounts plus related interest.

         Management believes, based in part on advice from legal counsel, that the reserve for contingencies is sufficient to meet probable and reasonably estimable losses in the event of unfavorable rulings. However, ultimate resolution of the contingencies may have a significant effect on the consolidated financial position, results of operations and cash flows of the Company.

         The following table summarizes the contingent claims and related judicial deposits:

                                             DECEMBER 31, 2003
                                 -------------------------------------------

                                                      RESTRICTED DEPOSITS
                                                            FOR LEGAL
                                 CONTINGENCIES            PROCEEDINGS
                                 --------------      ---------------------
         Tax                            69,779
         Labor                           2,401                         643
                                 -------------       ---------------------
                                        72,180                         643
                                 =============       =====================

MICROLITE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------


         The provision for tax contingencies is related to the following two matters:

(i) The Company is challenging a limitation on tax loss offsets imposed by Brazilian Law whereby federal income tax regulations limits to 30% of annual income before taxes the tax losses available for offsetting taxable income. The Company challenged this limitation on the grounds that it is unconstitutional and obtained a legal injunction providing protection against possible fines. The Company has recorded a provision related to income taxes payable that were not paid for having offset tax losses in excess of the 30% limited mentioned before for R$ 3,739 as at December 31, 2003.

(ii) The Company has offset IPI (a value added type tax) using a calculation formula which is not in accordance with the basis established by enacted tax law for determination of tax liabilities. The Company is challenging in court the constitutionality of the provisions of that law. Although not in accordance with enacted tax law, the offsets have still been made to reduce taxes payable, based on the opinion of legal advisors and management's conclusion that a favorable decision from the courts is probable. This opinion is supported by definitive rulings of the Federal Supreme Court in respect of similar cases of other companies.

         Considering that offset IPI taxes still constitute taxes payable under current tax law, the Company recorded liabilities totaling R$ 66,040 for the amounts originally offset. The Company will be legally released from such tax liability in the event of a definitive favorable decision by the courts on the specific lawsuit brought in by the Company.

(b)      ENVIRONMENTAL REMEDIATION LIABILITIES

         As part of its battery manufacturing process, the Company uses certain substances that may pose environmental hazards. The Company is aware of the presence of certain contaminating substances in the soil and water of its factory located in Jaboatao dos Guararapes.

         Under Brazilian law, damages to the environment, including contamination, are subject to administrative, civil and criminal responsibilities. Civil responsibilities include a responsibility to either remediate or indemnify affected third parties.

         Based on legal counsel's opinion, the Company has a legal liability to perform remediation efforts at its factory in Jaboatao dos Guararapes.

MICROLITE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------



         The Company has performed a preliminary remediation plan which includes preliminary estimations of the costs to remediate, based on its review of the site, the areas affected, the substances involved, and the expected nature of the anticipated remediation activities to be undertaken. The Company's estimation includes determining the expected remediation methods, and a range of estimates of costs for each step of the remediation. The Company has employed outside consultants to assist in making such determinations. Although the ultimate costs associated with the remediation are not known, the Company currently estimates the total costs to be in the range of between R$ 3,100 and R$ 7,500 at December 31, 2003 and has accrued R$ 4,777 which it believes is the best estimate at this moment.

         On May 24, 2004 the Company communicated to CPRH, the environmental agency of the state of Pernambuco of the technical information related to the site contamination, its intention to perform the remediation activities imposed by the law, and its commitment to perform additional technical studies including a more detailed remediation plan for submission to the agency within 45 days. As of the date of preparation of these financial statements the estimates of costs and expected timing are preliminary and the amount of the provision has not been discounted to present value.

         Considering the early stage of the process to estimate the costs and the uncertainties inherent in determining the costs associated with the clean-up of contamination, including the time periods over which such costs must be paid, there can be no assurance that the final costs of remediation may not differ from the estimated remediation costs.

(c)      VENDOR FINANCING

         The Company provides guarantees to certain banks, not in excess of 120 days, for financing provided by the bank of sales to certain customers. Under the vendor program the Company is the secondary obligor to the bank and monitors the amount due from the customer to the bank. The Company periodically reviews the adequacy of its allowance for doubtful accounts and adjusts the Company's allowance accordingly. At December 31, 2003, the face value of customer guarantees totaled R$ 33,204 and the estimated the fair value of such guarantees as of December 31, 2003 has been estimated at R$ 14 which is presented under "Other liabilities".

MICROLITE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------


15       RELATED PARTIES

         Assets and liabilities balances at December 31, 2003, as well as transactions during the year arising from transactions with related parties, are presented below:

                                                               2003
                                                              ------

         Balances
             Accounts payable                                    376

         Transactions
             Purchases                                           684

         As of June 2002, the Company leases from Micropar a facility of approximately 25,000 square meters located in Guarulhos free of rent. A portion of the surface is used for the administrative headquarters of the Company and the rest is not currently being used. Under the terms of the lease, the Company is responsible for all maintenance expenses of the property, which amounted to approximately R$ 468 during the year. On May 28, 2004 the Company and Micropar modified the terms of the lease and it has been agreed that will expire without penalty to any party no later than 120 days as from the date of the modification.


16       FINANCIAL INSTRUMENTS

(a)      FOREIGN CURRENCY RISK MANAGEMENT

         The Company does not enter into financial instruments for trading or speculative purposes.

         The Company enters into financial derivative instruments to reduce exposure to foreign exchange fluctuations related to its foreign-currency denominated debt. For those purposes, the Company has entered into non-cash forward cross-currency swaps by which the Company has the right to receive or pay at maturity the difference arising from: (a) the amount in Reais computed based on a notional amount in a foreign currency plus interest accrued on such notional amount less (b) the amount in Reais computed by applying an agreed interest rate based on the Interbank Certificates of Deposit (CDI) rate to a notional amount in Reais. At December 31, 2003, the Company had contracts totaling US$ 5,300 thousand and EURO 1,500 thousand, which mature in January 2004. The fair value of those derivatives amounts to R$ 11 and is presented in "Other liabilities".

MICROLITE S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------



(b)      FAIR VALUE OF FINANCIAL INSTRUMENTS

         Estimated fair value amounts are determined using available market information and appropriate valuation methodologies. Considering its short-term nature the carrying amounts for cash and cash equivalents, trade accounts receivable, short-term and derivative financial instruments (presented in Other liabilities) are a reasonable estimate of their fair values.

17       SEGMENT INFORMATION

                                                                          2003
                                       ----------------------------------------------------------------------------
                                                                                                      TOTAL AS PER
                                        ZINC-CARBON     ALKALINE                                        FINANCIAL
                                         BATTERIES     BATTERIES      FLASHLIGHTS     ADJUSTMENTS       STATEMENTS
                                        -----------    ---------      -----------     -----------     -------------
         Net sales revenues                95,442         58,477         11,371           1,816           167,106
         Cost of sales                    (74,270)       (34,198)        (7,137)         (2,908)         (118,513)
         Shipping and handling costs       (6,975)          (984)          (132)            (12)           (8,103)
         Gross profit                      14,197         23,295          4,102           6,999            48,593


18       VALUATION AND QUALIFYING ACCOUNTS

                                                          BALANCE AT                   CHARGES TO      INTEREST/    BALANCE
                                                          BEGINNING       PAYMENTS      COST AND       MONETARY     AT END
        DESCRIPTION                                        OF YEAR       WRITE-OFFS     EXPENSES      CORRECTION    OF YEAR
                                                          ----------     ----------    ----------     ----------    -------
        Provisions off set against assets balances
           Allowance for doubtful accounts                   1,171          (294)            37                        914
           Allowance for slow moving and obsolete
            inventories                                                                   1,223                      1,223
           Valuation allowance on deferred income
            taxes assets                                    49,003                       13,977                     62,980

        Reserves
           Provision for contingencies                       5,791          (142)                          491       6,140
           Accrued liability for legal proceedings          37,383                       21,394          7,263      66,040
           Environment remediation contingencies             4,777                                                   4,777
           Liabilities and contingencies distributed
              to Micropar Ltda.                             13,010          (549)                        1,124      13,585

                                      * * *


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